SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (February 23, 2004):

Diversified Realty, Inc.
(Exact name of small business issuer as specified in its charter)

Commission file number  0-2864

Montana					81-0268110
(State of Incorporation)		(IRS Employer
					Identification
					Number)

128 Second Street South, Great Falls, Montana   59405
(Address of Principal Executive Offices)

(406) 727-2600
(Issuer's telephone number including area code)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On October 13, 2003, Diversified Realty, Inc. ( "the Company"), accepted the resignation of Dwyer & Company, CPA, PC as the Company's independent accountant, effective upon completion of the review for the quarter ended September 30, 2003.

Dwyer & Company, CPA, PC reports on the Company's financial statements as of and for the years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2002 and December 31, 2001 and through the quarter ended September 30, 2003, there have been no disagreements with Dwyer & Company, CPA, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. A letter from Dwyer & Company, CPA, PC is attached as Exhibit 16.

During the years ended December 31, 2003 and December 31, 2002 and through the date of this Form 8-K, there have been no reportable events (as defined in Regulation S-K Item
304(a)(1)(v).






On February 23, 2004, the Company engaged the accounting firm of Anderson ZurMuehlen & Co., P.C. as its new independent accountant. Anderson ZurMuehlen & Co., P.C. has accepted the appointment, subject to the results of its standard due diligence procedures. During the years ended December 31, 2002 and December 31, 2001 or the subsequent interim period through February 23, 2004, the Company did not consult with Anderson ZurMuehlen & Co., P.C. regarding: (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was the subject of a disagreement with the Company's former accountant or a reportable event (as contemplated by Item 304 of Regulation S-K)

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a ).  Not applicable
(b ).  Not applicable
(c ).  Exhibits

Exhibit 16.  Letter from Dwyer & Company, CPA, PC dated
February 23, 2004, is attached to this report.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				DIVERSIFIED REALTY, INC.
Dated:  February 23, 2004	By: /s/ R. Bruce Robson
				R. Bruce Robson											Its:  President

INDEX TO EXHIBITS

Number		Description

16 Letter from Dwyer & Company, CPA, PC dated February 23,
   2004.













EXHIBIT 16

[DWYER & COMPANY, CPA, PC LETTERHEAD]

DWYER & COMPANY, CPA, PC [LOGO]

18 6TH street North, Suite 200, Great Falls, MT   59401
Phone (406) 453-2463  Fax (406) 727-3225




February 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Ladies and Gentlemen:

I have read the Form 8-K, item 4, for Diversified Realty,
Inc. (SEC File No. 0-2864) dated February  23, 2004, and
I agree with the statements made therein concerning my resignation.


Sincerely,



 /s/ Michael K. Dwyer
Michael K. Dwyer, CPA